UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2014, the Board of Directors (the “Board”) of RetailMeNot, Inc. (the “Company”) approved a 2014 Bonus Plan for the Company’s employees, including the Company’s senior executives, for 2014. Each participant in the 2014 Bonus Plan is assigned a target bonus for 2014. The bonuses for the participants named below will be determined based on achievement of certain goals related to (i) consolidated net revenues and (ii) consolidated mobile net revenues. The following table sets forth the target bonus under the 2014 Bonus Plan for the Company’s principal executive officer, principal financial officer and other named executive officers:

Officer and Title	Target Bonus, as Percentage of Base Salary
G. Cotter Cunningham, President and Chief Executive Officer	100%
Douglas C. Jeffries, Chief Financial Officer	65%
Kelli A. Beougher, Chief Operating Officer	65%
Steven T. Pho, Senior Vice President, Corporate Development	40%

The foregoing description of the 2014 Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 Bonus Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	2014 Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: February 18, 2014	/s/ Louis J. Agnese, III
Louis J. Agnese, III General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2014 Bonus Plan.